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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm as "Experts" and to the use of our report dated February 28, 2003 (except Note 3, as to which the date is June 27, 2003) in the Registration Statement on Form S-4 (No. 333-XXXXXX) and the related Prospectus of EXCO Resources Inc. for the registration of $350,000,000 of 7.25% Senior Notes due in 2011.

/s/ Ernst & Young LLP

Fort Worth, Texas
March 24, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS